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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                  April 14, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             U. S. Trucking, Inc.
               -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter





        Colorado                     33-9640-LA              68-0133692
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State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number




    3125 Ashley Phosphate Road, Suite 128, North Charleston, S.C.  29418
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         Address of Principal Executive Office, Including Zip Code



                              (843) 767-9197
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            Registrant's Telephone Number, Including Area Code






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 14, 1999 U.S. Trucking, Inc. (the "Company") completed the acquisition of certain assets from Mid-Cal Express, Inc. including tractors and trailers, parts inventory, office equipment, satellite tracking equipment, customer lists and other personal property. The transaction was effective as of December 30, 1998 since that was the date that most of the tractors and trailers were transferred to the Company, and that was the date that the Company assumed other liabilities including equipment insurance. The Company purchased the assets from Mid-Cal, a California corporation which is a subsidiary of Prime Companies, Inc., a public company pursuant to a Purchase and Sale Agreement executed on March 31, 1999. The assets being transferred represented a substantial portion of the operating assets of Mid-Cal. As consideration for the assets the Company issued to Mid-Cal 400,000 restricted shares of the Company's common stock, assumed various tractor and trailer operating leases with outstanding obligations of approximately $1,700,000 as of December 31, 1998 and assumed various contracts and capital leases to purchase tractors and trailers with an aggregate balance of approximately $4,040,000 as of December 31, 1998. The Company also entered into a new terminal lease for Mid-Cal's 4,000 square foot terminal facility in Grand Terrace, California.

     Mid-Cal was a truckload carrier which transported a range of commodities, including refrigerated produce, manufactured goods, retail store merchandise, paper products, beverages, parts and chemicals between the Western and Northeastern United States and the provinces of Ontario and Quebec, Canada. The Company has acquired the customers of Mid-Cal including Wegmans Grocery chain, Cliffstar, Sunkist, Tops Markets, Inc., Choice One Foods, Marriott Distributors, Elite Chemical and Ultimate Distribution.

     Included among the assets acquired were 60 tractors, 136 refrigerated trailers and 45 Qual Comm units used for satellite tracking of shipments and equipment. Mid-Cal's revenues for the year ended December 31, 1998 were approximately $19,000,000 and they had a net loss of approximately $(3,000,000). The Company believes that by reducing the number of owner-operators used by Mid-Cal, focusing on full utilization of the Company owned equipment, and selectively reducing the level of unprofitable sales, the Mid-Cal asset acquisition will become one of the Company's higher profit terminals in the very near future. The acquisition of Mid-Cal's assets also improves the Company's geographic coverage for all of its customer base, enhancing the Company from a medium length haul carrier with regional coverage to a more longer length of haul carrier and moving the Company into national coverage. The additional mix of business further diversifies the Company's business and helps insulate it from downturns in a particular market segment.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL INFORMATION OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Mid-Cal Express, Inc. are not yet available, and will be filed by Amendment on or before June 28, 1999.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before June 28, 1999.

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     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER    DESCRIPTION                                LOCATION

 10.1     Purchase and Sale Agreement dated as of    Filed herewith
          December 30, 1998 by and among Mid-Cal     electronically
          Express, Inc., Prime Companies, Inc.
          and U.S. Trucking, Inc.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  U.S. TRUCKING, INC.



Dated: April 15, 1999             By:/s/ Dan L. Pixler
                                     Dan L. Pixler, President



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